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      Stock Purchase and Sale Agreement between Workforce Systems Corp., a
     Florida corporation, and Darren Apel, Barbara Hausman and Ronna Newman
               Rutstein, as shareholders of LPS Acquisition Corp.

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                        STOCK PURCHASE AND SALE AGREEMENT

      THIS AGREEMENT made and entered into this 22nd day of September, 1997, between DARREN APEL, BARBARA HAUSMAN and RONNA NEWMAN RUTSTEIN, hereinafter referred to as "Sellers", and WORKFORCE SYSTEMS CORP., hereinafter referred to as "Purchaser".

                             W I T N E S S E T H:
                             --------------------

      WHEREAS, Sellers owns all of the authorized, issued and outstanding shares of LPS ACQUISITION CORP., a Florida corporation doing business as "Lantana Peat & Soil" ("LPS") at 10570 Hagen Ranch Road, Boynton Beach, Florida 33437 as follows:
            DARREN APEL                               852 SHARES
            BARBARA HAUSMAN                            74 SHARES
            RONNA NEWMAN RUTSTEIN                      74 SHARES

      WHEREAS, LPS is engaged in the production and sale of custom-blended soil mixes primarily in the State of Florida;

      WHEREAS, Purchaser is a publicly traded Florida Corporation engaged in a variety of businesses unrelated to the business of LPS;

      WHEREAS, Sellers desires to sell to Purchaser, and Purchaser desires to purchase from Sellers One Thousand (1,000) shares of the stock of LPS, which shares represent One Hundred (100%) percent of the outstanding and issued authorized shares of LPS, in a stock-for-stock exchange at the rate of 270 shares of Purchaser's shares for each share of LPS stock owned by Sellers, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

      1.    EXCHANGE OF SHARES AT CLOSING .
            -------------------------------

      1.1 At Closing, Sellers shall deliver to Purchaser a certificate(s) representing One Thousand (1,000) shares of common stock of LPS representing One Hundred (100%) percent of the then outstanding and issued authorized shares of LPS (the "Stock"). The certificates shall be duly endorsed for transfer in favor of Purchaser, or accompanied by properly executed stock powers, with signatures guaranteed.


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



      1.2 In consideration for the sale and transfer of Stock, Purchaser shall deliver to Sellers at Closing an aggregate number of Two Hundred and Seventy Thousand (270,000) Shares of Common Stock of the Purchaser (the "Issued Shares"). The certificates shall be duly endorsed for transfer in favor of Sellers, or accompanied by properly executed stock powers, with signatures guaranteed.

      1.3 The Issued Shares have not been registered under the Securities Act of 1933 (the "Act") or any other applicable federal or state statute and they cannot be transferred, sold or otherwise disposed of unless registered under the Act or pursuant to an exemption therefrom. Therefore, the following legend will be placed on the certificate evidencing the Issued Shares:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE REGISTERED HOLDER'S COUNSEL REASONABLY ACCEPTABLE TO ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

      Sellers are aware of the provisions of Rule 144 under the Act, as such rule is presently written.

      2.    CLOSING.
            -------

      2.1 The Closing shall take place on or about September 22, 1997 (the "Closing"), at the offices of Sellers. In addition to the deliveries to be made at the Closing as provided for in Paragraph 1 above, there shall also be delivered as a condition precedent to closing the following:

            a. LPS's most recent unaudited financial statement as of August 31, 1997;

            b. duly executed Corporate Resolution and Certificates of Good Standing as of the Closing date evidencing that the Purchaser has the power and authority to complete this Agreement as contemplated herein;

            c.    the resignations of all officers and directors of LPS; and








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



            d.    an  opinion  of  Sellers'  counsel   reasonably   required  by
Purchaser which gives legal effect to the transaction contemplated by this Agreement;

            e. any and all documents reasonably required by the Parties to give legal effect to the transaction contemplated by this Agreement as a tax-free (stock-for-stock) exchange under the applicable provisions of the Internal Revenue Code. Otherwise, Sellers may terminate this Agreement; and

            f. Purchaser's receipt of a fairness opinion in support of the stock-for-stock exchange contemplated by this Agreement within 30 days from the Closing. In the event the fairness opinion does not support the stock-for-stock exchange ratio of 270 to 1, the exchange ratio shall be adjusted by mutual agreement of the Sellers and Purchaser.

      3.    SELLERS' REPRESENTATIONS AND WARRANTIES.
            ----------------------------------------

      3.1 Except as and to the extent reflected on Exhibit "A", or as herein set forth below, Sellers represent and warrant to Purchaser that as of the date of this Agreement LPS had no other known material liabilities or obligations secured or unsecured (whether accrued, absolute, contingent or otherwise) and that:

            a. LPS has paid any and all taxes, license fees, or other charges levied, assessed or imposed, upon the business and any property of LPS, except those which are not yet due and payable. All taxes required to be made to government agencies by LPS with respect to its operations prior to the Closing will be the sole responsibility of LPS and paid as they become due.

            b. LPS has duly prepared and filed all tax returns and reports required by all Federal, State and local tax authorities, that the returns so filed are true and correct, and that all such taxes, including sales, corporate, property, excise and use taxes, if any, have been paid.

            c. LPS is not presently involved in any active or outstanding disputes with any taxing authority, with possible exception of a dispute concerning payment of delinquent Palm Beach County tangible personal property taxes, the outcome of which will not result in a liability to LPS in excess of $20,000.

      3.2 Sellers represent and warrant that all of the leasehold improvements, machinery and equipment now owned or used by LPS, is in good working condition and will be in the same physical condition as of the Closing







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


date, ordinary wear and tear excepted, and their use in the business of LPS is in compliance with applicable laws and governmental regulations.

      3.3 Sellers represent and warrant LPS's books of account reflect substantially all of its items of income and expense, and all of its assets and liabilities. In addition, LPS has filed all reports and returns required by any law or regulation to be filed, and is in good standing on all of its operating and capital leases.

      3.4 Sellers represent and warrant LPS has good and marketable title to all of its property free and clear of all mortgages, pledges, liens, charges, and other encumbrances except those set forth in Exhibit "A" which are in good standing as of the Closing date.

      3.5 Sellers represent and warrant there is no litigation, proceeding or governmental investigation pending or threatened against, or relating to LPS or its properties or business.

      3.6 Sellers represent and warrant they have the legal power and right to enter into and perform this Agreement and the consummation of the transaction contemplated by this Agreement will not result in a breach or a termination of any terms or provisions of, nor constitute a default under, any contract, mortgage or other instruments to which Sellers or LPS are a party or by which they are bound.

      3.7 Except as specifically set forth above, Sellers have not made any representation(s), or given any warranty(ies), expressed or implied, oral or written, with respect to the financial or economic performance of the business of LPS, of the usability, condition or fitness of the assets of LPS, or of the quality, marketability or fitness of the product inventories (for resale) of LPS. By its execution of this Agreement, Purchaser acknowledges and agrees that it has not relied upon any representation or warranty, other than set forth above, and that Sellers has not made any other representation(s), or given any other warranty(ies), express or implied, oral or written, with respect to the financial or economic performance of the business of LPS, of the usability, condition or fitness of the assets of LPS, or of the quality, merchantability or fitness of the product inventories (for resale) of LPS.

      3.8 Purchaser is familiar with the business operations of LPS and has had an opportunity to review its books and records prior to execution of this Agreement. Purchaser is further aware that:









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



      (i)   LPS   acquired   on  August  11,  1997  (the   "Acquisition   Date")
substantially all of its existing operating assets, accounts receivable, furniture and equipment and general intangibles, including the trade name "Lantana Peat & Soil", from KEDAC, INC., a Florida corporation which is presently a debtor under Chapter XI of the U.S. Bankruptcy Code (Case No. 97-30009 BKC-SHF, Southern District of Florida), pursuant to the terms of that certain Agreement for Sale of Business Assets dated June 16, 1997, a copy of which is attached hereto as Exhibit "B";

      (ii) pursuant to the terms of the Agreement for Sale of Business Assets, LPS has entered into a long-term employment agreement with a key employee, Eric
W. Deckinger, a copy of which is attached hereto as Exhibit "C" (the "Employment Agreement");

      (iii) since the Acquisition Date, LPS experienced a theft of two (2) trucks which requires replacement in order to operate the business of LPS;

      (iv) pursuant to the terms of the Agreement for Sale of Business Assets, LPS is required to assume two (2) banks loans totaling $750,000 which are personally guaranteed and collateralized by Eric W. Deckinger and Adrienne Deckinger, his wife, and which are also collateralized by the assets of LPS;

      (v) LPS cannot operate its business on the land it presently leases from the Deckinger Family Trust No. 2 because it does not have special exception zoning. Consequently, LPS is required to relocate its operations to another qualified location by December 31, 1997; and

      (vi) LPS has not yet reached an agreement with Associate Commercial concerning the continued use and lease of certain leased equipment critical to the continued operation of the business of LPS.

      4.    INDEMNIFICATION
            ---------------

      Sellers shall indemnify and hold Purchaser harmless from any material misrepresentation arising under Paragraph 3 above (to the extent known by Sellers as of the Closing date) including but not limited to all debts, liabilities and obligations, taxes and/or claims imposed by creditors or taxing authorities against LPS arising or existing by reason of LPS's business operations, or otherwise, prior to its sale of Stock to Purchaser hereunder.














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

      5.  SELLERS' CONDUCT PENDING CLOSING
          --------------------------------

      5.1 All of LPS's assets will be adequately insured against fire and casualty to the Closing date, and valid policies are in effect and will be outstanding and fully in force and the premiums due thereon to the date of Closing will have been paid.

      5.2 Sellers have not and will not enter into any agreement to sell, mortgage, pledge or transfer any parts of LPS, and that there are no claims by any third- parties arising out of such agreement.

      5.3 Sellers will operate the business in its ordinary manner between the date of this Agreement and the date of Closing.

      5.4 Sellers shall provide Purchaser with access to LPS's books and records at such reasonable times as Purchaser deems appropriate in order to allow Purchaser to evaluate the Sellers' representations and warranties as set forth in Paragraph 3 above and to monitor Sellers' conduct under this Paragraph pending Closing.

      6.    CONDITIONS PRECEDENT OF PURCHASER'S OBLIGATIONS.
            ------------------------------------------------

      6.1 The representations and warranties of Sellers contained in this Agreement are true and correct in all material respects, and shall be deemed to have been made again, as of the time of Closing.

      6.2 Prior to or at Closing, Sellers shall perform and comply with all agreements and conditions required by this Agreement, including but not limited to those set forth in Paragraph 5 above.

      6.3 Prior to or at Closing, Sellers shall deliver to Purchaser in satisfactory form all of the documents required under this Agreement.

      6.4 The failure of any one of the foregoing shall entitle Purchaser to declare this Agreement null and void in which event Sellers and Purchaser shall have no further obligation under this Agreement.

      7.    NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
            ------------------------------------------------------

      The representations, warranties, covenants and indemnifications of the Sellers and Purchaser provided for herein shall survive the Closing.









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


      8.    WAIVER.
            -------

      Each party may, at its option, waive in writing any and all obligations to be performed by the other party and any and all of the conditions herein contained to which its obligations hereunder are subject.

      9.  REPRESENTATION BY COUNSEL.
          --------------------------

      Each party has been represented by counsel and shall pay its own attorney's fees in connection with this transaction.

      10.  NOTICES.
           --------

      Any and all notices required to be given pursuant to this Agreement shall be deemed given if sent by United States Certified Mail, First Class, postage prepaid, return receipt requested, correctly addressed to the party for whom it is intended as follows:

      FOR   SELLERS:          7777 West Glades Road
                              Suite 213
                              Boca Raton, FL 33434

      FOR PURCHASER:          7777 West Glades Road
                              Suite 211
                              Boca Raton, FL 33434

      WITH COPY TO:           ROBERT I. CLAIRE, ESQUIRE
                              Selman & Claire
                              7280 W. Palmetto Park Road
                              Suite 106
                              Boca Raton, Florida 33433
                              Attorney for Sellers

      WITH COPY TO:           JOEL D. MAYERSOHN, ESQUIRE
                              Atlas, Pearlman, Trop & Borkson, P.A.
                              200 E. Las Olas Blvd.
                              Suite 1900
                              Ft. Lauderdale, FL 33301
                              Attorney for Purchaser

      11.  INVALIDITY.
           -----------

      If any part or parts of this Agreement shall, for any reason whatsoever, be declared invalid and ineffectual by any court of competent jurisdiction, the other




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


parts thereof shall nonetheless remain valid and effectual and continue in full force and effect to the extent that such excision of the invalid portions is possible without doing violence to the paramount intention of the parties hereto as set forth. If it shall appear impossible or impractical to continue this Agreement in force after such excision, then and in that event, the parties hereto do hereby each undertake and agree that they will, upon demand of any of the other parties, make, execute, acknowledge and deliver any and all instruments which may be lawfully competent to accomplish the purposes hereof.

      12.  ENTIRE AGREEMENT.
           -----------------

      This Agreement contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, or discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and is signed by the parties against when enforcement of the change, modification or discharge is sought.

      IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

WITNESSES:                         SELLERS:

                                   /s/ Darren Apel
                                   DARREN APEL

                                   /s/ Barbara Hausman
                                   BARBARA HAUSMAN

                                    /s/ Ronna Newman Rutstein
                                    RONNA NEWMAN RUTSTEIN

                                    PURCHASER:

                                    WORKFORCE SYSTEMS CORP.
                                    By: /s/ Robert Hausman
                                    ROBERT HAUSMAN, PRESIDENT










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